                                                                   EXHIBIT 10.13

                                                                  CONFORMED COPY

THE SECURITY INTERESTS AND OTHER LIENS GRANTED PURSUANT TO THIS AGREEMENT ARE SUBORDINATED, TO THE EXTENT PROVIDED IN THE INTERCREDITOR AGREEMENT, DATED AS OF DECEMBER 26, 2001, AMONG FOOTHILL CAPITAL CORPORATION, AS AGENT, CYPRESS MERCHANT BANKING PARTNERS L.P., CYPRESS OFFSHORE PARTNERS L.P., AMTROL INC. AND CERTAIN OTHER PARTIES, TO THE SECURITY INTERESTS AND OTHER LIENS GRANTED BY THE GRANTOR HEREUNDER IN FAVOR OF FOOTHILL CAPITAL CORPORATION, AS AGENT PURSUANT TO ONE OR MORE MORTGAGES, PLEDGE AGREEMENTS, SECURITY AGREEMENTS OR OTHER SECURITY DOCUMENTS REFERRED TO THEREIN.

================================================================================

                                   $25,000,000

                           LOAN AND SECURITY AGREEMENT

                                      among

                             AMTROL HOLDINGS, INC.,
                                  as Guarantor,


                                  AMTROL INC.,

                                       and

                                WATER SOFT INC.,
                                  as Borrowers,


                     CYPRESS MERCHANT BANKING PARTNERS, L.P.
                                       and
                        CYPRESS OFFSHORE PARTNERS, L.P.,
                                   as Lenders

                          Dated as of December 26, 2001


================================================================================

                                TABLE OF CONTENTS

                                                                         Page

SECTION 1.     DEFINITIONS                                                 1

SECTION 2.     THE LOANS AND THE NOTES                                     3

SECTION 3.     INTEREST                                                    3

SECTION 4.     REPAYMENT AND PREPAYMENT                                    4

SECTION 5.     CONDITIONS TO CLOSING                                       4

SECTION 6.     REPRESENTATIONS AND WARRANTIES                              6

SECTION 7.     COVENANTS                                                  12

SECTION 8.     CREATION OF SECURITY INTEREST                              13

SECTION 9.     GUARANTY                                                   16

SECTION 10.    EVENTS OF DEFAULT                                          18

SECTION 11.    EXPENSES; TAXES; INDEMNITY                                 22

SECTION 12.    NOTICES                                                    23

SECTION 13.    MISCELLANEOUS                                              24



EXHIBITS:

A    Form of Note
B    Form of Warrant Agreement

      LOAN AND SECURITY AGREEMENT (this "AGREEMENT"), dated as of December 26, 2001, among AMTROL HOLDINGS, INC., a Delaware corporation ("HOLDINGS" or the "GUARANTOR"), AMTROL INC., a Rhode Island corporation ("AMTROL"), WATER SOFT INC., a Rhode Island corporation ("WATER SOFT") (each individually, a "BORROWER" and collectively the "BORROWERS"), CYPRESS MERCHANT BANKING PARTNERS, L.P. ("CMBP") and CYPRESS OFFSHORE PARTNERS, L.P. ("COP"; together with CMBP, the "LENDERS").

                              W I T N E S S E T H :

      WHEREAS, AMTROL is party to a Credit Agreement dated as of November 13, 1996, as amended, among Holdings, AMTROL, various lending institutions and Bankers Trust Company, as administrative agent, under which loans are currently outstanding in the aggregate principal amount of $53,074,904.05 (the "EXISTING SENIOR DEBT");

      WHEREAS, in order to partially refinance the Existing Senior Debt, the Borrowers are, on the date hereof, entering into a Loan and Security Agreement, dated as of December 26, 2001 (as amended, supplemented or modified from time to time, the "FOOTHILL LOAN AGREEMENT"), among Holdings, the Borrowers, the lenders party thereto (the "FOOTHILL LENDERS") and Foothill Capital Corporation, as arranger and administrative agent (in such capacity, the "FOOTHILL AGENT"), which is to be guaranteed by Holdings and certain subsidiaries of Holdings (the "SUBSIDIARY GUARANTORS") and secured by first priority liens on substantially all of the assets of Holdings, the Borrowers and the Subsidiary Guarantors (collectively, the "LOAN PARTIES"); and

      WHEREAS, in order to provide additional funds to refinance Existing Senior Debt, the Borrowers have requested, and each Lender has agreed, to make loans to AMTROL on a senior secured basis on the terms and conditions set forth herein, to be guaranteed by Holdings, Water Soft and the Subsidiary Guarantors and to be secured by second priority liens on substantially all the assets of the Loan Parties;

      NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

                             SECTION 1. DEFINITIONS

      Capitalized terms used but not defined herein shall have the meanings set forth in the Foothill Loan Agreement, and the following terms shall have the following meanings:

      "COLLATERAL" means all of each Borrower's now owned or hereafter acquired right, title and interest in and to each of the following:

      (a) Accounts,

      (b) Books,

      (c) Equipment,

      (d) General Intangibles,

      (e) Inventory,

      (f) Investment Property,

      (g) Negotiable Collateral,

      (h) Real Property Collateral,

      (i) money or other assets of each such Borrower that now or hereafter come into the possession, custody or control of the Foothill Agent, any Foothill Lender or any Lender, and

      (j) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds to insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

      "CONTROL AGREEMENT" means a control agreement, in form and substance reasonably satisfactory to the Lenders, executed and delivered by the applicable Borrower, the Lenders, and the applicable securities intermediary with respect to a Securities Account or a bank with respect to a deposit account pursuant to
Section 8(g) hereof.

      "CYPRESS CONTRIBUTION AGREEMENT" has the meaning set forth in Section 5.

      "CYPRESS GUARANTY" has the meaning set forth in Section 5.

      "CYPRESS LOAN DOCUMENTS" means the documents referred to in paragraphs (i) through (iv) of Section 5(a), the Contribution Agreement, any Control Agreement entered into pursuant to Section 8(g) hereof, any Canadian Documents entered into pursuant to Section 7(b) hereof and any other agreement entered into, now or in the future, by any Loan Party and the Lenders in connection with this Agreement.

      "CYPRESS MORTGAGES" has the meaning set forth in Section 5.

      "CYPRESS OBLIGATIONS" has the meaning set forth in Section 9 hereof.

      "CYPRESS STOCK PLEDGE AGREEMENT" has the meaning set forth in Section 5.

      "EVENT OF DEFAULT" has the meaning set forth in Section 10 hereof.

      "FOOTHILL LOAN DOCUMENTS" has the same meaning as "Loan Documents" under the Foothill Loan Agreement.

      "FOOTHILL OBLIGATIONS" has the same meanings as "Obligations" under the Foothill Loan Agreement.

      "FOOTHILL REPAYMENT DATE" means the date on which the Foothill Obligations are paid in full and the Foothill Lenders have no further obligation to extend credit under the Foothill Loan Agreement.

      "GUARANTOR" means (a) Holdings, (b) each Subsidiary of Holdings other than a Foreign Subsidiary (except, after the Canadian Perfection Date, AMTROL Canada) or AMTROL and (c) each other Person that guarantees all or any part of the Cypress Obligations.

      "GUARANTY" has the meaning set forth in Section 5.

      "INTEREST PAYMENT DATE" has the meaning set forth in Section 3(a) hereof.

      "LOAN" and "LOANS" have the meaning set forth in Section 2 hereof.

      "NOTE" and "NOTES" have the meaning set forth in Section 2 hereof.

      "PERSONAL PROPERTY COLLATERAL" means Collateral other than Real Property.

      "PIK NOTES" has the meaning set forth in Section 3(a) hereof.

      "REAL PROPERTY" means any estates or interests in Real Property now owned or hereafter acquired by any Borrower and the improvements thereto.

      "REAL PROPERTY COLLATERAL" means the parcel or parcels of Real Property identified on Schedule R-1 to the Foothill Loan Agreement and any Real Property hereafter acquired by a Borrower.

      "WARRANT AGREEMENT" has the meaning set forth in Section 5(a)(iii) hereof.

      "WARRANTS" have the meaning set forth in Section 5(a)(iii) hereof.

                       SECTION 2. THE LOANS AND THE NOTES

      Subject to the terms and conditions of this Agreement, each Lender agrees to make a term loan (individually, a "LOAN" and collectively, the "LOANS") to AMTROL on the Closing Date (as defined in Section 5 hereof) in an aggregate principal amount not to exceed $23,769,083 for Cypress Merchant Banking Partners, L.P. and $1,230,917 for Cypress Offshore Partners, L.P. The Loan of each Lender shall be evidenced by a duly executed promissory note substantially in the form of Exhibit A hereto (individually, a "NOTE" and collectively the "Notes") in the principal amount of each Lender's Loan. The proceeds of the Loans will be used to refinance the Existing Senior Debt.

                               SECTION 3. INTEREST

      (a) The principal amount of the Notes shall bear interest at a rate equal to 12.00% per annum. Interest shall be paid quarterly in arrears on the last day of each fiscal quarter of the Borrowers or, if such day is not a Business Day, on the next succeeding Business Day (each, an "INTEREST PAYMENT DATE"). Interest owing to each Lender on each Interest Payment Date shall be paid by the execution and delivery by the Borrowers of an additional Note to such Lender (each, a "PIK NOTE") on such date in the principal amount of the interest then due, subject to each Lender's right to elect to receive Holdings Common Stock (as defined in Section 6 hereof) in lieu of PIK Notes on any Interest Payment Date as provided in Section 3(b) hereof. Each PIK Note shall be deemed to be one of the Notes and shall be entitled to the benefits of this Agreement in all respects.

      (b) Each Lender may request, by giving at least ten Business Days' prior written notice to Holdings and the Borrowers, that, in lieu of receiving PIK Notes in payment of accrued and unpaid interest on any Interest Payment Date, such Lender receive Holdings Common Stock. In the event that a Lender shall elect to receive any interest payment in Holdings Common Stock, the number of shares of Holdings Common Stock issuable in respect of such interest payment shall be calculated by dividing the dollar amount of such interest payment by an agreed value of $100.00 per share. Holdings agrees to issue Holdings Common Stock to each Lender whenever such Lender elects to receive the same in payment of interest on the Notes under this Section.

      (c) Any principal of the Notes and (to the extent permitted by law) interest not paid when due shall bear interest from the date when due until paid in full at the rate of 15.00% per annum. Interest shall be calculated on the basis of a year of 360 days (consisting of twelve 30-day months). Any extension of time for the payment of the principal of any Note resulting from the due date falling on a day that is not a Business Day shall be included in the computation of interest.

                      SECTION 4. REPAYMENT AND PREPAYMENT

      (a) Each Note shall be due and payable on December 27, 2006 (the "MATURITY DATE"); and

      (b) AMTROL may prepay the Notes at any time or from time to time, in whole or in part, without premium or penalty by giving the Lenders at least five Business Days' prior written notice, which notice shall specify the date and amount of such prepayment. Partial prepayments shall be in a minimum amount of $1,000,000 and whole multiples thereof and shall be applied to the Notes of each Lender on a PRO RATA basis based on the respective principal amounts of the Notes then held by them. Accrued and unpaid interest on any amount prepaid shall be paid on the date of such prepayment. Amounts prepaid may not be reborrowed.

                        SECTION 5. CONDITIONS TO CLOSING

      Each Lender shall make its Loan on the date each of the following conditions precedent has been satisfied (the "CLOSING DATE"):

      (a) Each Lender shall have received the following documents in form and substance satisfactory to it:

            (i) this Agreement and the Notes dated the Closing Date and payable to such Lender evidencing the Loan to be made on the Closing Date, duly executed and delivered by the Borrowers and Holdings;

                  (ii) a joint and several guarantee of the Subsidiary Guarantors and security documents and mortgages evidencing a second priority security interest in substantially all of the assets of the Borrowers, Holdings and each Subsidiary Guarantor, in form and substance reasonably satisfactory to the Lenders and on substantially the same terms as the Guaranty and the other Loan Documents relating to Collateral delivered to the Foothill Agent under the Foothill Loan Agreement, duly executed and delivered by each Loan Party party thereto (such guaranty, the "CYPRESS GUARANTY"; such mortgages, the "CYPRESS MORTGAGES"; such security agreement, the "CYPRESS STOCK PLEDGE AGREEMENT"; and such contribution agreement, the "CYPRESS CONTRIBUTION AGREEMENT");

                  (iii) (A) the warrant agreement dated as of the Closing Date among Holdings and the Lenders, as initial warrant holders, substantially in the form of Exhibit B hereto (as amended, supplemented or modified from time to time, the "WARRANT AGREEMENT"), duly executed and delivered by Holdings and (B) duly executed and delivered warrants to purchase shares of Holdings Common Stock (as defined in Section 6 hereof) (the "WARRANTS"), in the denominations set forth in the Warrant Agreement;

                  (iv) the Intercreditor Agreement, dated as of the Closing Date, among the Lenders, the Foothill Agent, the Borrowers and Holdings (as amended, supplemented or modified from time to time, the "INTERCREDITOR AGREEMENT");

                  (v) a resolution of the Board of Directors of each Loan Party, certified on the Closing Date by the Secretary or Assistant Secretary of the respective Loan Party authorizing the execution, delivery and performance of each agreement, document or instrument delivered under clauses (i) - (iv) above to which such Loan Party is a party;

                  (vi) UCC-1 financing statements and any other documents reasonably required to evidence the perfection and second priority of the Liens created by the Security Documents in favor of the Lenders; and

                  (vii) the executed legal opinion of:

                        (x) of Rhode Island counsel to the Loan Parties, dated
            the Closing Date, in form and substance reasonably satisfactory to the Lenders, and

                        (y) local counsel in each of Kentucky and Maryland
            covering the Cypress Mortgages filed in each such jurisdiction.

            (b) The representations and warranties made in this Agreement and the Loan Documents, or any document delivered in connection herewith or therewith, shall be true and correct in all material respects on and as of the Closing Date.

            (c) No Event of Default (as defined in Section 10 hereof) shall have occurred and be continuing, or would result from the making of the Loans.

The Borrowers' acceptance of the proceeds of the Loans shall constitute a representation and warranty that the statements in clauses (b) and (c) above are true and correct as of the Closing Date both before and after the making of the Loans on such date.

                   SECTION 6. REPRESENTATIONS AND WARRANTIES

            To induce the Lenders to enter into this Agreement and to make the Loans, each of Holdings and the Borrowers hereby represents and warrants to each Lender that:

            (a) NO ENCUMBRANCES. Each Borrower has good and indefeasible title to its Collateral and the Real Property, free and clear of Liens except for Permitted Liens.

            (b) ELIGIBLE ACCOUNTS. The Eligible Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of the Borrowers' business, owed to the Borrowers without defenses, disputes, offsets, counterclaims, or rights of return or cancellation.

            (c) ELIGIBLE INVENTORY. All Eligible Inventory is of good and merchantable quality, free from defects.

            (d) EQUIPMENT. All of the Equipment is used or held for use in the Borrowers' businesses and is fit for such purposes.

            (e) LOCATION OF INVENTORY AND EQUIPMENT. All of the Inventory and Equipment of the Borrowers (other than the Inventory and Equipment of AMTROL Canada) is located at the locations (which locations are in a state of the United States) identified on Schedule 5.5 to the Foothill Loan Agreement. All of the Inventory and Equipment of AMTROL Canada is located at the locations (which locations are in a province of Canada) identified on such Schedule 5.5. Except as set forth on such Schedule 5.5, no Equipment or Inventory is stored with a bailee, warehouseman or similar party that is not disclosed to the Foothill Loan Agreement.

            (f) INVENTORY RECORDS. Each Borrower keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.

            (g) STATE OF INCORPORATION, ETC. The state of incorporation, the chief executive office, organizational identification number and FEIN of each Loan Party is identified in Schedule 5.7 to the Foothill Loan Agreement. No Borrower holds any commercial tort claims as of the date hereof, except as set forth in Schedule 5.7 to the Foothill Loan Agreement.

            (h) DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. (i) Each Loan Party is duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

            (ii) Set forth on Schedule 5.8(c) to the Foothill Loan Agreement, is a complete and accurate list of each Loan Party's direct and indirect Subsidiaries (who are not Loan Parties), showing: (A) the jurisdiction of their organization; (B) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (C) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the applicable Loan Party. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

            (iii) Set forth on Schedule 5.8(c) to the Foothill Loan Agreement, is a complete and accurate list of each Loan Party's direct and indirect Subsidiaries (who are not Loan Parties), showing: (A) the jurisdiction of their organization; (B) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (C) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the applicable Loan Party. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

            (iv) Except as set forth on Schedule 5.8(c) to the Foothill Loan Agreement, there are no subscriptions, options, warrants, or calls relating to any shares of any Loan Party's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. No Loan Party or any of its respective Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Loan Party's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

            (i) DUE AUTHORIZATION; NO CONFLICT. (i) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Borrower.

            (ii) As to each Borrower, the execution, delivery, and performance by such Borrower of this Agreement and the Cypress Loan Documents to which it is a party do not and will not (A) violate any provision of federal, state, or local law or regulation applicable to any Borrower, the Governing Documents of any Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on any Borrower, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Borrower, (C) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Borrower, other than Permitted Liens, or (D) require any approval of any Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of any Borrower.

            (iii) Other than the filing of financing statements, fixture filings, and Cypress Mortgages, the execution, delivery, and performance by each Borrower of this Agreement and the other Cypress Loan Documents to which such Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

            (iv) As to each Borrower, this Agreement and the other Cypress Loan Documents to which such Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Borrower will be the legally valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

            (v) The Lenders' Liens are validly created, perfected, and second priority Liens, subject only to Permitted Liens.

            (vi) The execution, delivery, and performance by each Guarantor of the Cypress Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Guarantor.

            (vii) The execution, delivery, and performance by each Guarantor of the Cypress Loan Documents to which it is a party do not and will not (A) violate any provision of federal, state, or local law or regulation applicable to such Guarantor, the Governing Documents of such Guarantor, or any order, judgment, or decree of any court or other Governmental Authority binding on such Guarantor, (B) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of such Guarantor, (C) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted Liens, or (D) require any approval of such Guarantor's interestholders or any approval or consent of any Person under any material contractual obligation of such Guarantor.

            (viii) The execution, delivery, and performance by each Guarantor of the Cypress Loan Documents to which such Guarantor is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

            (ix) The Cypress Loan Documents to which each Guarantor is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Guarantor will be legally valid and binding obligations of such Guarantor, enforceable against such Guarantor in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

            (j) LITIGATION. Other than those matters disclosed on Schedule 5.10 to the Foothill Loan Agreement, there are no actions, suits, or proceedings pending or, to the knowledge of the Borrowers, threatened against the Borrowers, or any of their Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the Closing Date that, if decided adversely to the Borrowers, or any of their Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

            (k) NO MATERIAL ADVERSE CHANGE. All financial statements relating to the Borrowers or the Guarantors that have been delivered by the Borrowers or the Guarantors to the Lenders have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Borrowers' (or the Guarantors', as applicable) financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to the Borrowers (or the Guarantors, as applicable) since the date of the latest financial statements submitted to the Lenders on or before the Closing Date.

            (l) FRAUDULENT TRANSFER. (i) Each Borrower is Solvent.


            (ii) No transfer of property is being made by any Borrower and no obligation is being incurred by any Borrower in connection with the transactions contemplated by this Agreement or the other Cypress Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of the Borrowers.

            (m) EMPLOYEE BENEFITS. No "accumulated funding deficiency" (within the meaning of Section 412 of the IRC or Section 302 of ERISA) has occurred during the five-year period prior to the Closing Date with respect to any Benefit Plan of Holdings or any of its Subsidiaries. Each Benefit Plan of Holdings or any of its Subsidiaries has complied in all material respects with the applicable provisions of ERISA, except where in any respect liabilities, accumulated funding deficiencies or compliance failures which could occur could not reasonably be expected to result, individually or in the aggregate, in any Material Adverse Change.

            (n) ENVIRONMENTAL CONDITION. Except as would not result in or could not be expected to result in a material liability under Environmental Laws, (a) to the Borrowers' knowledge, none of the Borrowers' properties or assets has ever been used by Borrowers or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport is or was in violation, in any material respect, of applicable Environmental Law, (b) to the Borrowers' knowledge, none of the Borrowers' properties or assets has ever been designated or identified in any manner pursuant to any Environmental Law as a Hazardous Materials disposal site, (c) none of the Borrowers have received written notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by the Borrowers, and (d) except for matters resolved or remediated to the written satisfaction of the relevant Governmental Authority, none of the Borrowers have received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by any Borrower resulting in the releasing or disposing of Hazardous Materials into the environment in violation of any applicable Environmental Laws.

            (o) BROKERAGE FEES. The Borrowers have not utilized the services of any broker or finder in connection with the Borrowers' obtaining financing from the Lenders under this Agreement and no brokerage commission or finders fee is payable by the Borrowers in connection herewith.

            (p) INTELLECTUAL PROPERTY. Each Borrower owns, or holds licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of its business as currently conducted. Attached as Schedule 5.16 to the Foothill Loan

Agreement is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which each Borrower is the owner or is an exclusive licensee.

            (q) LEASES. The Borrowers enjoy peaceful and undisturbed possession under all leases material to the business of the Borrowers and to which the Borrowers are a party or under which the Borrowers are operating. All of such leases are valid and subsisting and no material default by the Borrowers exists under any of them.

            (r) DDAS. Set forth on Schedule 5.18 to the Foothill Loan Agreement are all of the DDAs of each Borrower, including, with respect to each depository
(i) the name and address of that depository, and (ii) the account numbers of the accounts maintained with such depository.

            (s) COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of the Borrowers in writing to any Lender (including all information contained in the Schedules to the Foothill Loan Agreement referred to herein or in the other Cypress Loan Documents) for purposes of or in connection with this Agreement, the other Cypress Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrowers in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the Closing Date, the Closing Date Projections are based on, and as of the date on which any other Projections are delivered to the Lenders, such additional Projections will be based on the Borrowers' good faith reasonable estimate of its future performance for the periods covered thereby.

            (t) INDEBTEDNESS. Set forth on Schedule 5.20 to the Foothill Loan Agreement is a true and complete list of all Indebtedness of each Borrower outstanding immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

            (u) SPECIAL PURPOSE CORPORATION. Neither Holdings nor AMTROL International Investments Inc. is engaged in any business other than related to the entering into and performing its obligations under the Cypress Loan Documents and the Foothill Loan Documents to which it is a party and the ownership of the capital Stock of AMTROL (in the case of Holdings) and the capital Stock of AMTROL Canada, AMTROL Germany, AMTROL Europe Ltd. and AMTROL Netherlands B.V. (in the case of AMTROL International Investments Inc.).

            (v) SENIOR SUBORDINATED NOTES. The subordination provisions contained in the Senior Subordinated Notes are enforceable by the Lenders against the Borrowers and the holders of such Senior Subordinated Notes, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (regardless of whether enforcement is sought in equity or at law) and an implied covenant of good faith and fair dealing and all Cypress Obligations of Borrowers are or will be within the definition of "Designated Senior Indebtedness" included in such provisions of the Indenture and Senior Subordinated Notes.

            (w) HOLDINGS STOCK AND WARRANTS. (i) The authorized capital stock of Holdings immediately after the Closing Date shall consist of (A) 1,200,000 duly authorized shares of common stock, par value $.01 per share, of Holdings (the "HOLDINGS COMMON STOCK"), of which (I) 856,332 shares of Holdings Common Stock are duly and validly issued and outstanding, fully paid and nonassessable, with no personal liability attached to the ownership thereof, (II) 102,235 shares of Holdings Common Stock are duly and validly reserved for issuance pursuant to Holdings Junior Preferred, (III) 60,000 shares of Holdings Common Stock are duly and validly reserved for issuance pursuant to the Warrants and (IV) 108,937 shares of Holdings Common Stock are duly and validly reserved for issuance to AMTROL's and its Subsidiaries' directors, officers and employees pursuant to an employee stock and stock option incentive programs and (B) 300,000 duly authorized shares of "blank check" preferred stock, of which 150,000 shares have been designated Junior Cumulative Convertible Preferred Stock, par value $.01 per share, of Holdings ("HOLDINGS JUNIOR PREFERRED"), 102,235 shares of which are duly and validly issued and outstanding, fully paid and nonassessable, with no personal liability attached to the ownership thereof;

            (ii) All shares of Holdings Common Stock issuable upon the exercise of the Warrants or pursuant to Section 3 hereof in payment of interest on the Notes, if and when issued in accordance with the Warrants or the terms hereof, will be duly and validly issued and outstanding, fully paid and nonassessable, with no personal liability attached to the ownership thereof;

            (iii) Other than this Agreement, the Warrants and Holdings Junior Preferred, there are no outstanding warrants, options, agreements, convertible securities and other commitments pursuant to which Holdings is or may become obligated to issue, sell or otherwise transfer any capital stock of Holdings;

            (iv) There are no preemptive rights, rights of first refusal or other similar rights to purchase or otherwise acquire capital stock of Holdings or any of its Subsidiaries pursuant to any applicable law, any organizational or constitutive document of the Holdings or any agreement to which Holdings is a party or may be bound;

            (v) The Warrants have been duly authorized by Holdings and, when duly executed, issued and delivered as provided in the Warrant Agreement and this Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of Holdings, entitled to the benefits of the Warrant Agreement and enforceable against Holdings, in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law); and

            (vi) The offer, issuance and delivery of the Warrants to the Lenders, as provided in this Agreement and the Warrant Agreement, and the issuance and delivery of Holdings Common Stock upon the exercise of the Warrants by the Lenders, are and will be exempt from the registration requirements of the Securities Act of 1933, as amended, or any similar federal statute then in effect (and a reference to a particular section thereof shall be deemed to include a reference to the comparable section), and all applicable state securities laws, as such laws are currently in effect.

                              SECTION 7. COVENANTS

            (a) INCORPORATED COVENANTS. (i) The covenants contained in Articles 6 and 7 of the Foothill Loan Agreement, together with any definitions used, and ancillary provisions referred to, in such Articles, are hereby incorporated in this Agreement by reference MUTATIS MUTANDIS, as if fully set forth herein and will be deemed to continue in effect for the benefit of the Lenders, giving effect to any amendment, modification or waiver of the Foothill Loan Agreement validly entered into pursuant thereto; PROVIDED that such covenants, as in effect on the date of any termination of the Foothill Loan Agreement, shall continue to be incorporated by reference herein notwithstanding any such termination of the Foothill Loan Agreement.

            (ii) Any provision of the Foothill Loan Agreement that is incorporated by reference in this Agreement pursuant to this Section 7 shall be subject to the condition that, as incorporated in this Agreement, (a) each reference therein to "the Company" or "Administrative Borrower" or words of similar import shall be deemed a reference to AMTROL hereunder, (b) each reference therein to "each Bank", "any Bank", "a Bank", "the Administrative Agent", the "Lender Group", the "Agent" or words of similar import shall be deemed to be a reference to the Lenders hereunder, (c) each reference therein to the "Commitment" or "Commitments" shall be deemed a reference to the Lenders' obligation to make the Loans hereunder, (d) each reference therein to "this Agreement" or words of similar import shall be deemed a reference to this Agreement, (e) each reference therein to "Advances", "Term Loans" and "Loans" or words of similar import shall be deemed to be a reference to the Loans under this Agreement and the Notes, (f) each reference to "Cypress Loan Documents",
(g) each reference to "Default" or "Event of Default" or words of similar import shall be deemed to be a reference to an Event of Default under this Agreement, and (h) each reference therein to "the date of this Agreement" or words of similar import shall be deemed a reference to the date hereof.

            (b) COVENANT TO DELIVER CANADIAN DOCUMENTS. Upon execution and delivery by AMTROL Canada of any documents guaranteeing the Foothill Obligations, or granting Foothill and the Foothill Lenders a first priority security interest in any of the assets of AMTROL Canada (the "CANADIAN ASSETS"), Holdings and the Borrowers agree to cause AMTROL Canada to enter into guarantees and security documents, in substantially the form delivered to the Foothill Agent and the Foothill Lenders, guaranteeing the Cypress Obligations and granting the Lenders a second priority security interest in the Canadian assets, as the case may be, together the such documentation (including legal opinions) as the Lenders may reasonably request in connection therewith.

            (c) COVENANT TO DELIVER DUTCH DOCUMENTS. On or before January 11, 2002, deliver to the Lenders documents satisfactory to the Lenders relating to the creation, perfection and establishment of the second priority of the Lenders' Lien on approximately 66% of the Stock of AMTROL Netherlands in accordance with the laws of the Netherlands.

            (d) COVENANTS TO DELIVER REAL PROPERTY DOCUMENTS.

                  (i) RHODE ISLAND SURVEY. On or before January 4, 2002, the Borrowers shall have caused to be delivered to the Lenders for the Real Property located 1400 Division Street, West Warwick, Rhode Island, a revised certified survey of such Real Property (the "RHODE ISLAND SURVEY") indicating (i) a legal description matching the title insurance commitment for such Real Property, (ii) a revised certification in form and substance satisfactory to the Lenders and (iii) removal of Notes number 4 and 7 of the Rhode Island Survey, which said Rhode Island Survey shall be in form and substance satisfactory to the Lenders, in the Lenders' sole discretion.

                  (ii) MARYLAND REAL PROPERTY. On or before January 20, 2002, the Borrowers shall have caused to be delivered to the Lenders and the issuer of the title insurance policy for the Real Property located at Gray's Yard Area, Sparrows Point, Maryland (the "MARYLAND REAL PROPERTY") a certified survey of the Maryland Real Property in form and substance satisfactory to the Lenders and immediately thereafter cause to be delivered to the Lenders amendments to the title insurance policy with respect to the Maryland Real Property in accordance with the [Lenders'] escrow agreement with the title insurance company.

                    SECTION 8. CREATION OF SECURITY INTEREST

            (a) GRANT OF SECURITY INTEREST. Each Borrower hereby grants to the Lenders, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all of the Cypress Obligations in accordance with the terms and conditions of the Cypress Loan Documents and in order to secure prompt performance by the Borrowers of each of their covenants and duties under the Cypress Loan Documents. The Lenders' Liens in and to the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of the Lenders or the Borrowers. Anything contained in this Agreement or any other Cypress Loan Document to the contrary notwithstanding, except for Permitted Dispositions (such defined term being defined as incorporated herein pursuant to Section 7), the Borrowers have no authority, express or implied, to dispose of any item or portion of the Collateral.

            (b) NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority of the Lenders' security interest is dependent on or enhanced by possession, the applicable Borrower, immediately upon the request of the Lenders, shall endorse and deliver physical possession of such Negotiable Collateral to the Lenders PROVIDED that, at any time prior to the Foothill Repayment Date, such endorsement and delivery shall be made to the Foothill Agent.

            (c) COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time after the occurrence and during the continuation of an Event of Default, either Lender or its designee may (a) notify Account Debtors of the Borrowers that the Accounts, chattel paper, or General Intangibles have been assigned to the Lenders or that the Lenders have a security interest therein, or (b) collect the Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Borrowers. Each Borrower agrees that it will hold in trust for the Lenders, as the Lenders' trustee, any Collections that it receives and immediately will deliver said Collections to the Foothill Agent prior to the Foothill Repayment Date and to the Lenders thereafter in their original form as received by the applicable Borrower.

            (d) FILING OF FINANCING STATEMENTS; COMMERCIAL TORT CLAIMS; DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED.

            (i) Each Borrower authorizes the Lenders to file any financing statement required hereunder, and any continuation statement or amendment with respect thereto, in any appropriate filing office without the signature of such Borrower where permitted by applicable law. Each Borrower hereby ratifies the filing of any financing statement, and any continuation statement or amendment with respect thereto, filed without the signature of such Borrower prior to the date hereof, a copy of which will be delivered promptly to AMTROL.

            (ii) If any Borrower acquires any commercial tort claim after the date hereof that could reasonably be expected to result in a payment in excess of $100,000, such Borrower shall immediately deliver to the Lenders a written description of such commercial tort claim and shall deliver a written agreement, in form and substance satisfactory to the Lenders, pursuant to which such Borrower shall pledge and collaterally assign all of its right, title and interest in and to such commercial tort claim to the Lenders, as security for the Obligations (a "COMMERCIAL TORT CLAIM ASSIGNMENT").

            (iii) At any time upon the request of a Lender, the Borrowers shall execute and deliver to the Lenders, any and all financing statements, original financing statements in lieu of continuation statements, amendments to financing statements, fixture filings, security agreements, pledges, assignments, Commercial Tort Claim Assignments, endorsements of certificates of title, and all other documents (collectively, the "ADDITIONAL DOCUMENTS") that either Lender may request in its reasonable discretion, in form and substance satisfactory to the Lenders, to create and perfect and continue perfected or better perfect the Lenders' Liens in the Collateral (whether now owned or hereafter arising or acquired, tangible or intangible, real or personal), and in order to fully consummate all of the transactions contemplated hereby and under the other Cypress Loan Documents, including any Cypress Mortgages.

            (iv) To the maximum extent permitted by applicable law, each Borrower authorizes the Lenders to execute any such Additional Documents in such Borrower's name and authorizes the Lenders to file such executed Additional Documents in any appropriate filing office. To the maximum extent permitted by applicable law, each Borrower authorizes the Lenders to file any such Additional Documents without the signature of the applicable Borrower in any appropriate filing office. In addition, on such periodic basis as the Lenders shall require, the Borrowers shall (x) cause all patents, copyrights, and trademarks acquired or generated by the Borrowers necessary or useful to the conduct of the Borrowers' business that are not already the subject of a registration with the appropriate filing office (or an application therefore diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of the Borrowers' ownership thereof, and (y) cause to be prepared, executed, and delivered to the Lenders supplemental schedules to the applicable Cypress Loan

Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder.

            (e) POWER OF ATTORNEY. Each Borrower hereby irrevocably makes, constitutes, and appoints each Lender (and any of such Lender's officers, employees, or agents designated by such Lender) as such Borrower's true and lawful attorney, with power to (a) if such Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 8(d) hereof, sign the name of such Borrower on any of the documents described in Section 8(d) hereof, copies of which will be delivered to AMTROL thereafter, (b) at any time that an Event of Default has occurred and is continuing, sign such Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse such Borrower's name on any Collection item that may come into the Lender's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under such Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that such Lender determines to be reasonable, and such Lender may cause to be executed and delivered any documents and releases such Lender determines to be necessary. The appointment of each Lender as each Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Cypress Obligations have been fully and finally repaid and performed and the Lenders' obligations to extend credit hereunder are terminated.

            (f) RIGHT TO INSPECT. Each Lender (through any of their respective officers, following the employees, or the Lenders) shall have the right, upon reasonable request, from time to time during normal business hours to inspect the Books, and following the Foothill Repayment Date, to check, test, appraise the Collateral in order to verify the Borrowers' financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

            (g) CONTROL AGREEMENTS. Each Borrower agrees that, following the Foothill Repayment Date, upon the request of the Lenders, it will enter into Control Agreements with respect to its Security Accounts and DDA's. Each Borrower hereby agrees to take any or all action that the Lenders request following the Foothill Repayment Date in order for the Lenders to obtain control in accordance with Sections 9-104, 9-105, 9-106 and 9-107 of the Code with respect to any Collateral constituting Securities Accounts, DDA's, electronic chattel paper, Investment Property and letter-of-credit rights. No arrangement contemplated hereby or by any Control Agreement entered into following the Foothill Repayment Date in respect of any Securities Accounts or other Investment Property or any DDA, electronic chattel paper or letter-of-credit rights shall be modified by the Borrowers without the prior written consent of the Lenders. Upon the occurrence and during the continuance of an Event of Default, the Lenders may notify any securities intermediary or depository to liquidate the applicable Securities Account or DDA or any related Investment Property maintained or held thereby and remit the proceeds thereof to the Lenders.

            (h) INTERCREDITOR AGREEMENT. The Lenders agree, for the benefit of the Foothill Agent and the Foothill Lenders, that all the foregoing rights and remedies of the Lenders in connection with the security interest in Personal Property Collateral granted hereunder, and all other rights and remedies of the Lenders in connection with mortgages and security interests granted pursuant to the other Cypress Loan Documents, shall at all times be exercised strictly in accordance with the terms of the Intercreditor Agreement.

                              SECTION 9. GUARANTY

            (a) GUARANTY; LIMITATION OF LIABILITY. Each of Holdings and Water Soft hereby, unconditionally and irrevocably, jointly and severally guarantees, together with the Subsidiary Guarantors pursuant to the Cypress Guaranty, the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all the Loans, Notes, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums, liabilities, obligations, fees, charges, costs, covenants, and duties of any kind and description owing by AMTROL to the Lenders pursuant to or evidenced by the Cypress Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising (collectively, the "CYPRESS OBLIGATIONS"). Any reference in this Agreement or in the Cypress Loan Documents to the Cypress Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding of AMTROL now or hereafter existing under any Cypress Loan Document, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to bankruptcy, insolvency or reorganization of AMTROL), fees, expenses or otherwise (such obligations, to the extent not paid by AMTROL, being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Lenders in enforcing any rights under the guaranty set forth in this Section 9. Without limiting the generality of the foregoing, the liability of Holdings and Water Soft shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by AMTROL to the Lenders under any Cypress Loan Document but for the fact that such Guaranteed Obligations are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving AMTROL.

            (b) GUARANTY ABSOLUTE. Holdings and Water Soft guarantee that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Cypress Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lenders with respect thereto. The obligations of Holdings and Water Soft under this Section 9 are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against Holdings or Water Soft to enforce such obligations, irrespective of whether any action is brought against AMTROL or whether AMTROL is joined in any such action or actions. The guarantee of payment of Holdings and Water Soft under this Section 9 shall be irrevocable, absolute and unconditional irrespective of, and each of Holdings and Water Soft hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                  (i) any lack of validity or enforceability of any Cypress Loan Document or any agreement or instrument relating thereto;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Cypress Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to AMTROL or otherwise;

                  (iii) any taking, exchange, release or non-perfection of any Collateral of AMTROL or any of its Subsidiaries, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                  (iv) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of AMTROL; or

                  (v) any other circumstance which constitutes, or might be construed to constitute, an equitable or legal discharge of AMTROL for the Guaranteed Obligations, or of Holdings or Water Soft under this Section 9, in bankruptcy or any other instance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Lenders that might otherwise constitute a defense available to, or a discharge of, Holdings, Water Soft, AMTROL or any other guarantor or surety.

            This Section 9 shall continue to be effective, or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by a Lender or any other Person upon the insolvency, bankruptcy or reorganization of AMTROL or otherwise, all as though such payment had not been made.

            (c) WAIVER. Each of Holdings and Water Soft hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Section 9 and any requirement that the Lenders exhaust any right or take any action against AMTROL or any other Person or any Collateral. Each of Holdings and Water Soft acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 9(c) is knowingly made in contemplation of such benefits. Each of Holdings and Water Soft hereby waives any right to revoke this Section 9, and acknowledges that this Section 9 is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

            (d) CONTINUING GUARANTY; ASSIGNMENTS. This Section 9 is a continuing guaranty and shall (i) remain in full force and effect until the later of (x) the cash payment in full of the Guaranteed Obligations (other than indemnification obligations as to which no claim has been made) and all other amounts payable under this Section 9 and (y) the Maturity Date or earlier termination of this Agreement, (ii) be binding upon Holdings, Water Soft, their respective successors and assigns and (iii) inure to the benefit of and be enforceable by the Lenders and their successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement, the Notes and the other Cypress Loan Documents to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Lender herein or otherwise.

            (e) SUBROGATION. Neither Holdings nor Water Soft will exercise any rights that it may now or hereafter acquire against AMTROL or any Subsidiary Guarantor that arise from the existence, payment, performance or enforcement of its obligations under this Section 9, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Lenders against AMTROL or any Subsidiary Guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from AMTROL or any Subsidiary Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Section 9 shall have been paid in full in cash and the Maturity Date or earlier termination of this Agreement shall have occurred. If any amount shall be paid to Holdings or Water Soft in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Section 9 and the earlier of the Maturity Date and the early termination of this Agreement, such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Lenders to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Section 9, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Section 9 thereafter arising. If (i) Holdings or Water Soft shall make payment to the Lenders of all or any part of the Guaranteed Obligations,
(ii) all of the Guaranteed Obligations and all other amounts payable under this
Section 9 shall be paid in full in cash and (iii) the Maturity Date or earlier termination of this Agreement shall have occurred, the Lenders will, at the request of Holdings or Water Soft and expense, execute and deliver to Holdings or Water Soft, as the case may be, appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to Holdings or Water Soft, as the case may be, of an interest in the Guaranteed Obligations resulting from such payment by Holdings or Water Soft, as the case may be.

                         SECTION 10. EVENTS OF DEFAULT

            Any of the following events shall constitute an "EVENT OF DEFAULT" under this Agreement:

            (a) If AMTROL fails to pay when due and payable or when declared due and payable, all or any portion of the Cypress Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due the Lenders, reimbursement of Lender's expenses, or other amounts constituting Cypress Obligations);

            (b) If Holdings or any Borrower fails to perform, keep, or observe any term, provision, condition, covenant, or agreement contained in Sections 6.1, 6.2, 6.3, 6.4, 6.6, 6.10, and 6.11 of the Foothill Loan
      Agreement, or comparable provisions of the Foothill

      Loan Documents or the Cypress Loan Documents, within 10 Business Days of the date when required (or within 5 days of the date when required in the case of Section 6.2 or Section 6.3), or if a Loan Party otherwise fails to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement or in any of the Cypress Loan Documents to which such Loan Party is a party;

            (c) If any material portion of the assets of the Borrowers or of Holdings' and its Subsidiaries' other than the Foreign Subsidiaries (taken as a whole) is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

            (d) If an Insolvency Proceeding is commenced by Holdings or any Borrower or any of their Subsidiaries (other than AMTROL Germany);

            (e) If an Insolvency Proceeding is commenced against Holdings or any Borrower, or any of their Subsidiaries (other than AMTROL Germany), and any of the following events occur: (i) Holdings or the applicable Borrower or the applicable Subsidiary consents to the institution of the Insolvency Proceeding against it, (ii) the petition commencing the Insolvency Proceeding is not timely controverted, (iii) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; PROVIDED, HOWEVER, that, during the pendency of such period, the Lenders shall be relieved of their obligation to extend credit thereunder, (iv) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Holdings or any Borrower or any of their Subsidiaries, or (v) an order for relief shall have been entered therein;

            (f) If the conduct of all or any material part of the business affairs of the Borrowers or of Holdings and its Subsidiaries other than the Foreign Subsidiaries (taken as a whole) is enjoined, restrained, or in any way prevented by court order;

            (g) If there exists on all or any material portion of the assets of the Borrowers or of Holdings and its Subsidiaries other than the Foreign Subsidiaries (taken as a whole) a notice of Lien, levy, or assessment is filed of record by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter becomes a Lien, whether choate or otherwise, upon all or a material portion of the assets of Borrowers or of Holdings and its Subsidiaries other than Foreign Subsidiaries (taken as a whole) and the same is not paid on the payment date thereof;

            (h) If a judgment or other claim becomes a Lien or encumbrance upon all or any material portion of the properties or assets of Borrowers or of Holdings and its Subsidiaries other than Foreign Subsidiaries (taken as a whole), and such judgment or other claim is not fully covered by insurance issued by a reputable and solvent insurance company and either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 45 consecutive days;

            (i) If there is a default in any material agreement (including, without limitation, any Foothill Loan Document or the Indenture) to which Holdings or any Borrower or any of their Subsidiaries is a party and such default (a) occurs at the final maturity of the obligations thereunder, or
      (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of Holdings' or the applicable Borrower's or their Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein and the obligations of such applicable Person under such agreement exceed $500,000;

            (j) If Holdings or any Borrower or any of their Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Cypress Obligations (including, without limitation, the Indebtedness evidenced by the Senior Subordinated Notes), except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

            (k) If any warranty, representation, statement, or Record made to a Lender by Holdings or any Borrower, its Subsidiaries, or any officer, employee, agent, or director of any Borrower or any of its Subsidiaries under or in connection with any Cypress Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made;

            (l) If the obligation of any Guarantor under its guaranty is limited or terminated by operation of law or by such Guarantor thereunder;

            (m) If this Agreement or any other Cypress Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, second priority Lien on or security interest in the Collateral covered hereby or thereby; or

            (n) Any provision of any Cypress Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Holdings or any Borrower, or a proceeding shall be commenced by Holdings or any Borrower, or by any Governmental Authority having jurisdiction over Holdings or any Borrower, seeking to establish the invalidity or unenforceability thereof, or Holdings or any Borrower shall deny that Holdings or any Borrower has any liability or obligation purported to be created under any Cypress Loan Document.

If any Event of Default shall occur and be continuing, the Lenders may, by notice to the Borrowers, declare the outstanding principal of the Notes, all interest thereon and all other amounts payable under this Agreement, the Notes and the other Cypress Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; PROVIDED that, in the case of an Event of Default arising pursuant to paragraphs (d) and (e) of this Section 10, the Notes, all accrued and unpaid interest thereon and all other amounts payable under this

Agreement and the other Cypress Loan Documents shall be automatically and immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers. In addition, subject to the terms of the Intercreditor Agreement, the Lenders may exercise any rights and remedies they may have against the Loan Parties or the Collateral at law or in equity under any of the other Cypress Loan Documents or otherwise, including, without limitation:

            (a) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Lenders consider advisable;

            (b) Cause the Borrowers to hold all returned Inventory in trust for the Lenders, segregate all returned Inventory from all other assets of the Borrowers or in the Borrowers' possession and conspicuously label said returned Inventory as the property of the Lenders;

            (c) Without notice to or demand upon any Borrower or any Guarantor, make such payments and do such acts as the Lenders consider necessary or reasonable to protect its security interests in the Collateral. Each Borrower agrees to assemble the Personal Property Collateral if the Lenders so require, and to make the Personal Property Collateral available to the Lenders at a place that the Lenders may designate which is reasonably convenient to both parties. Each Borrower authorizes the Lenders to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in the Lenders' determination appears to conflict with the Lenders' Liens and to pay all expenses incurred in connection therewith and to charge the Borrowers therefore. With respect to any of the Borrowers' owned or leased premises, each Borrower hereby grants the Lenders a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender's rights or remedies provided herein, at law, in equity, or otherwise;

            (d) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided herein) the Personal Property Collateral. The Lenders are hereby granted a license or other right to use, without charge, for the benefit of the Lenders such Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Personal Property Collateral, in completing production of, advertising for sale, and selling any Personal Property Collateral and such Borrower's rights under all licenses and all franchise agreements shall inure to the Lenders' benefit;

            (e) Sell the Personal Property Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrowers' premises) as the Lenders determine is commercially reasonable. It is not necessary that the Personal Property Collateral be present at any such sale;

            (f) The Lenders shall give notice of the disposition of the Personal Property Collateral as follows:

            (i) The Lenders shall give the Borrowers a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, the time on or after which the private sale or other disposition is to be made; and

            (ii) The notice shall be personally delivered or mailed, postage prepaid, to the Borrowers as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

            (g)   Each Lender may credit bid and purchase at any public sale;

            (h) Each Lender may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

            (i) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrowers. Any excess will be returned, without interest and subject to the rights of third Persons, by the Lenders to Borrowers.

                     SECTION 11. EXPENSES; TAXES; INDEMNITY

            (a) AMTROL agrees to pay all reasonable out-of-pocket expenses incurred by each Lender and its affiliates, including the reasonable fees, charges and disbursements of counsel for the Lenders and such affiliates, in connection with the preparation and administration of this Agreement and the Cypress Loan Documents, any amendments, modifications or waivers of the provisions hereof or thereof, and the enforcement or protection of their rights in connection with this Agreement or the Cypress Loan Documents, including in connection with any workout, restructuring or negotiations in respect thereof.

            (b) AMTROL agrees to pay any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or the other Cypress Loan Documents to the relevant governmental authority in accordance with applicable law.

            (c) AMTROL agrees to indemnify each Lender and each of its affiliates (each such Person, an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of the execution or delivery of this Agreement or the other Cypress Loan Documents or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the making of the Loans or the use of the proceeds thereof, the purchase or ownership of the Warrants or Holdings Common Stock, any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrowers, or any Environmental Liabilities and Costs related in any way to any Loan Party, or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity shall not be available to the extent that such losses, claims, damages, liabilities or related expenses result from the gross negligence or willful misconduct of any Indemnitee. All amounts due under this Section shall be payable promptly after written demand therefor.

                              SECTION 12. NOTICES

            Unless otherwise provided in this Agreement, all notices or demands by Holdings or the Borrowers to the Lenders relating to this Agreement or any other Cypress Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Holdings or the Borrowers or the Lenders, as applicable, may designate to each other in accordance herewith followed by a hard copy sent by first-class mail), or telefacsimile to Holdings and the Borrowers at its address set forth below:

                           (A)  Borrowers and Holdings:

                                c/o AMTROL Inc.
                                1400 Division Road,
                                West Warwick, Rhode Island 02893,
                                ATTN:  Chief Financial Officer
                                Phone:  (401) 535-1464
                                Fax:   (401) 884-7816
                                E-Mail:  lguillemette@amtrol.com.

                           (B)  Lenders:

                           (i) Cypress Merchant Banking Partners, L.P., 65 East 55th Street, 19th Floor,
                                New York, New York 10022
                                ATTN:  Lynn Horn
                                Phone:  (212) 705-0150
                                Fax:  (212) 705-0199
                                E-Mail:  lhorn@cypressgp.com

                           (ii) Cypress Offshore Partners, L.P.,
                                65 East 55th Street, 19th Floor

                                New York, NY 10022
                                ATTN:  Lynn Horn
                                Phone:  (212) 705-0150
                                Fax:  (212) 705-0199
                                E-Mail:  LHORN@CYPRESSGP.COM

                           SECTION 13. MISCELLANEOUS

            (a) No provision of this Agreement may be amended, modified or waived except by an instrument in writing signed by the Borrowers, Holdings and the Lenders. No failure on the part of either Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            (b) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

            (c) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that neither the Borrowers nor Holdings may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lenders; and PROVIDED FURTHER that any assignment or transfer of an interest under this Agreement by the Lenders shall not be made without the express written consent of the Foothill Agent.

            (d) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE BORROWERS AND HOLDINGS CONSENT TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK. SERVICE OF PROCESS BY THE LENDERS IN CONNECTION WITH ANY DISPUTE HEREUNDER SHALL BE BINDING ON THE BORROWERS AND HOLDINGS IF SENT TO THE BORROWERS AND HOLDINGS AT THE ADDRESS SET FORTH ABOVE. THE BORROWERS, HOLDINGS AND THE LENDERS EACH WAIVE ANY RIGHT IT MAY HAVE TO JURY TRIAL IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                             AMTROL INC., as Borrower


                             By: /s/ LARRY T. GUILLEMETTE
                                 ---------------------------------------
                                 Title:  Exec. Vice President & CFO

                             WATER SOFT INC., as a Guarantor


                             By: /s/ LARRY T. GUILLEMETTE
                                 ---------------------------------------
                                 Title:  President

                             AMTROL HOLDINGS, INC., as a Guarantor


                             By: /s/ ALBERT D. INDELICATO
                                 ---------------------------------------
                                 Title:  President

                             CYPRESS MERCHANT BANKING PARTNERS, L.P.

                             By: Cypress Associates L.P., its general partner
                                   By:  The Cypress Group L.L.C., its general
                                          partner

                             By: /s/ DAVID P. SPALDING
                                 ---------------------------------------
                                 Title:  Vice Chairman

                             CYPRESS OFFSHORE PARTNERS, L.P.

                             By:  Cypress Associates L.P., its general partner
                                    By:  The Cypress Group L.L.C., its general
                                           partner

                             By: /s/ DAVID P. SPALDING
                                 ---------------------------------------
                                 Title:  Vice Chairman

                                                                       EXHIBIT A


                                  FORM OF NOTE

THE SECURITY INTERESTS AND OTHER LIENS GRANTED PURSUANT TO THE CYPRESS LOAN DOCUMENTS (REFERRED TO BELOW) SECURING THE OBLIGATIONS OF AMTROL REPRESENTED BY THIS NOTE ARE SUBORDINATED, TO THE EXTENT PROVIDED IN THE INTERCREDITOR AGREEMENT, DATED AS OF DECEMBER 26, 2001, AMONG FOOTHILL CAPITAL CORPORATION, AS AGENT, CYPRESS MERCHANT BANKING PARTNERS L.P., CYPRESS OFFSHORE PARTNERS L.P., AMTROL INC. AND CERTAIN OTHER PARTIES, TO THE SECURITY INTERESTS AND OTHER LIENS GRANTED BY THE GRANTOR HEREUNDER IN FAVOR OF FOOTHILL CAPITAL CORPORATION, AS AGENT PURSUANT TO ONE OR MORE MORTGAGES, PLEDGE AGREEMENTS, SECURITY AGREEMENTS OR OTHER SECURITY DOCUMENTS REFERRED TO THEREIN.


   $___________*                                              New York, New York
                                                               December 26, 2001


            FOR VALUE RECEIVED, the undersigned, AMTROL INC. ("AMTROL"), hereby unconditionally promises to pay to the order of [__________] (the "HOLDER") at its principal office, 65 East 55th Street, 19th Floor, New York, NY 10022, in lawful money of the United States of America and in immediately available funds, the principal amount of $__________ on December 27, 2006, and to pay interest on the unpaid principal amount hereof from and including the date hereof to the date on which such principal amount is due at the rate of 12.00% per annum, and thereafter until paid in full (both before and after judgment) at the rate of 15.00% per annum. Interest payable prior to the maturity of this Note shall be paid quarterly in arrears on the last day of each of AMTROL's fiscal quarters or, if such day is not a Business Day, on the next succeeding Business Day. Interest payable after maturity shall be payable on demand. Interest shall be paid on each date when due hereunder by the execution and delivery by AMTROL to the Holder of an additional promissory note substantially in the form of this
Note in the principal amount of the interest then due, or, at the Holder's option by delivery of Holdings Common Stock in the amount and on the terms set forth in Section 3 of the Loan Agreement referred to below. Interest shall be calculated on the basis of a year of 360 days (consisting of twelve 30-day months) and for the actual days elapsed. Any extension of time for the payment of the principal of this Note resulting from the due date falling on a day that is not a Business Day shall be included in the computation of interest.

            This Note is one of the Notes referred to in, and is entitled to the benefits of, the Loan Agreement, dated as of December 26, 2001, among the Borrowers, Amtrol Holdings, Inc., the Holder, and __________** (as the same may from time to time be amended, restated, supplemented or otherwise modified, the "LOAN AGREEMENT"). Capitalized terms defined in the Loan Agreement and not defined herein shall have the respective meanings set forth therein.


---------------
* For Loans made on Closing Date, insert $23,769,083 for Loan by CMBP and $1,230,917 for Loan by COP.

**    Insert name of Lender which is not the Holder.

            This Note is guaranteed and secured as provided in the Cypress Loan Documents and is subject to voluntary prepayment, in whole or in part as provided therein.

            In case an Event of Default under the Loan Agreement shall occur and be continuing, the principal of and accrued and unpaid interest on this Note may become, or may be declared to be, due and payable in the manner and with the effect provided in the Loan Agreement.

            AMTROL hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

            THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.


                                   AMTROL INC.


                                   By:_______________________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT B

                            FORM OF WARRANT AGREEMENT